Exhibit 4.2

Execution Version

DARDEN RESTAURANTS, INC.

OFFICERS’ CERTIFICATE AND AUTHENTICATION ORDER

FOR 6.300% SENIOR NOTES DUE 2033

October 10, 2023

Pursuant to the Indenture dated as of January 1, 1996 between Darden Restaurants, Inc. (the “Company”) and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association, successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the “Base Trustee”), as amended and supplemented by the Second Supplemental Indenture dated as of October 4, 2023 among the Company, the Base Trustee and U.S. Bank Trust Company, National Association, as a successor trustee solely with respect to Securities issued and authenticated on or after the effective date of the Second Supplemental Indenture (the “Trustee”) (such Indenture, as so amended and supplemented, the “Indenture”), and the resolutions duly adopted by the Board of Directors of the Company on September 19, 2023 and the Pricing Committee Certificate dated October 4, 2023, this Officers’ Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.

Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

(1) The series of Securities hereby being authorized shall bear the title “6.300% Senior Notes due 2033” (referred to herein as the “Notes”).

(2) The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $500,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

(4) The date on which the principal of the Notes is due and payable shall be October 10, 2033.

(5) The Notes shall bear interest at the rate of 6.300% per year (based upon a 360-day year of twelve 30-day months) (the “Interest Rate”) from October 10, 2023, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on April 10 and October 10 of each year, commencing April 10, 2024, until the principal thereof is paid or made available for payment, to the Person in whose name such Notes are registered at the close of business on the March 26 or September 25 Regular Record Date next preceding the April 10 or October 10 Interest Payment Date. Each April 10 and October 10 shall be an “Interest Payment Date” for the Notes, and the March 26 or September 25 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the “Regular Record Date” for the interest payable on such Interest Payment Date.

(6) The interest on each Note that is not represented by a Global Security shall be payable at the principal corporate trust office of the Trustee; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The principal of (and premium, if any) and interest payable at Maturity on each Note that is not represented by a Global Security will be made against presentation of such Note at the principal corporate trust office of the Trustee. Payment of principal of (and premium, if any) and interest on each Note that is represented by a Global Security shall be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of Notes represented thereby for all purposes under the Indenture.

(7) Prior to July 10, 2033 (the “Par Call Date”), the Company may redeem the Notes, at its option, in whole at any time or in part from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to, but excluding, the Redemption Date, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

For purposes of determining the amount at which the Notes may be redeemed, the following terms shall have the meanings set forth next to each of them below:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be delivered at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed, with a copy to the Trustee. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the Holder of the note upon surrender for cancellation of the original note.

The Company will pay interest to a Person other than the Holder of record on the record date if the Company elects to redeem the Notes on a date that is after a record date but on or prior to the corresponding Interest Payment Date. In this instance, the Company will pay accrued interest on the Notes being redeemed to, but not including, the Redemption Date to the same Person to whom the Company will pay the principal of those Notes.

(8) The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provision.

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the Notes as described in paragraph (7) above, Holders of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 principal amount or in integral multiples of $1,000 in excess thereof) of the Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control (as defined below), but after the public announcement of the Change of Control, the Company will be required to mail a notice to Holders of Notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control provisions of the Notes by virtue of such conflict and compliance with laws.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

(i)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will promptly pay, from funds deposited by the Company for such purpose, to each Holder of Notes properly tendered the Change of Control Payment in respect of such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered. No Note of a principal amount of $2,000 or less shall be repurchased in part.

The Company will not be required to make a Change of Control Offer if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

For purposes of determining the circumstances under which the Company shall be required to repurchase Notes at the option of Holders upon a Change of Control, the following terms shall have the meanings set forth next to each of them below:

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock (as defined below) measured by voting power rather than number of shares; or

(3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors (as defined below).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) pursuant to such transaction, the Company becomes a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the Notes and (2)(A) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event (as defined below). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, members of the Company’s Board of Directors who (1) were members of such Board of Directors on the date of the issuance of the Notes or (2) were nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (1) or (2) of this definition who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, Inc.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below) and equal to or higher than BBB- (or the equivalent) by S&P (as defined below) and Fitch (or, in each case, if such rating agency ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons considered outside of the Company’s control, the equivalent investment grade credit rating from any rating agency selected by the Company as a replacement rating agency as set forth in the definition of “Rating Agencies” below).

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade below investment grade by any of the Rating Agencies); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

(9) The Notes shall be issuable in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

(16) The Notes shall be issued initially only in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be The Depository Trust Company. The Global Securities shall bear the legends set forth in Annex A hereto.

(18) In respect of the Notes, Section 1009 “Restrictions on Sale and Leaseback Transactions” of the Indenture is amended by deleting the following paragraph:

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction which would otherwise be prohibited by this Section 1009, provided, that at the time of such transaction after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Value in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this paragraph plus (ii) the aggregate amount of outstanding Indebtedness secured by liens in reliance on the last paragraph of Section 1008 does not at such time exceed the greater of (x) 10% of Consolidated Capitalization of the Company or (y) $250,000,000.

and replacing it with the following paragraph:

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction which would otherwise be prohibited by this Section 1009, provided, that at the time of such transaction, after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Value in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this paragraph plus (ii) the aggregate amount of outstanding Indebtedness secured by liens in reliance on the last paragraph of Section 1008 does not at such time exceed the greater of (x) 10% of Consolidated Capitalization of the Company or (y) $500,000,000.

(19)

(i) In respect of the Notes, Section 303 “Execution, Authentication, Delivery and Dating” of the Indenture is amended by deleting each reference to “manual or facsimile” and replacing such deleted language with “manual, facsimile or electronic”.

(ii) In respect of the Notes, Section 704 “Reports by Company” of the Indenture is amended by deleting “; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission”.

(iii) The Notes shall have such other terms and provisions as are provided in the form set forth in Annex A hereto.

B. Establishment of Form of Security Pursuant to Section 201 of Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Notes shall be substantially in the form attached as Annex A hereto.

C. Order for the Authentication and Delivery of Debt Securities Pursuant to Section 303 of the Indenture. It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Note in the aggregate principal amount of $500,000,000 registered in the name of Cede & Co., which Note will be duly executed by the proper officers of the Company and delivered to the Trustee as provided in the Indenture, and to deliver said authenticated Note to or upon the order of BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC on October 10, 2023.

D. Certification Pursuant to Section 102 of the Indenture. The undersigned have read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and certain other corporate documents and records. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities and (b) the form of such Securities, and (ii) the authentication and delivery of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

[signature page follows]

IN WITNESS WHEREOF, we have hereunto signed our names on behalf of the Company as of the date first written above.

DARDEN RESTAURANTS, INC.

By:	/s/ Rajesh Vennam
Name:	Rajesh Vennam
Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Scott Brophy
Name:	Scott C. Brophy
Title:	Vice President and Treasurer

ANNEX A

REGISTERED NO. R-
REGISTERED
CUSIP NO. 237194 AN5	PRINCIPAL AMOUNT:	U.S. $

DARDEN RESTAURANTS, INC.

6.300% Senior Notes due 2033

[Insert if the Security is to be a Global Security — Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.]

Darden Restaurants, Inc., a corporation duly organized and existing under the laws of Florida (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______, or registered assigns, the principal sum of _________ Dollars ($________) on October 10, 2033, and to pay interest thereon from October 10, 2023, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on April 10 and October 10 in each year, commencing on April 10, 2024, at the rate of 6.300% per year (the “Interest Rate”), until the principal hereof is paid or made available for payment. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 26 and September 25 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

The interest on any Security of this series that is not a Global Security shall be payable at the principal corporate trust office of the Trustee; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The principal of (and premium, if any) and interest payable at Maturity on any Security of this series that is not a Global Security will be made against presentation of this Security at the principal corporate trust office of the Trustee. Payment of principal of (and premium, if any) and interest on any Security of this series that is represented by a Global Security shall be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Security represented thereby for all purposes under the Indenture.

Payment of the principal of (and premium, if any) and interest on any Security of this series will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DARDEN RESTAURANTS, INC.

	(Seal Appears Here)	By:
Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Dated:

DARDEN RESTAURANTS, INC.

6.300% Senior Notes due 2033

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 1, 1996, between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association, successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the “Base Trustee”), as amended and supplemented by the Second Supplemental Indenture dated as of October 4, 2023 between the Company, the Base Trustee and U.S. Bank Trust Company, National Association, as a successor trustee solely with respect to Securities issued and authenticated on or after the effective date of the Second Supplemental Indenture (the “Trustee”) (such Indenture, as so amended and supplemented, herein called the “Indenture”), and reference is hereby made to the Indenture, an Officers’ Certificate of the Company establishing the terms of the Securities of this series pursuant to Section 301 of the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, limited in aggregate principal amount to $500,000,000. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

Prior to July 10, 2033 (the “Par Call Date”), the Company may redeem the Securities of this series, at its option, in whole at any time or in part from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less (b) interest accrued to, but excluding, the Redemption Date, and

(2) 100% of the principal amount of the Securities of this series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this series, at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities of this series to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

For purposes of determining the amount at which the Securities of this series may be redeemed, the following terms shall have the meanings set forth next to each of them below:

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be delivered at least 10 days but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed, with a copy to the Trustee. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

In the case of a partial redemption, selection of the Securities of this series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Securities of this series of a principal amount of $2,000 or less will be redeemed in part. If any Security of this series is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security of this series in a principal amount equal to the unredeemed portion of the Security of this series will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security.

The Company will pay interest to a Person other than the Holder of record on the record date if the Company elects to redeem the Securities of this series on a date that is after a record date but on or prior to the corresponding Interest Payment Date. In this instance, the Company will pay accrued interest on the Securities of this series being redeemed to, but not including, the Redemption Date to the same Person to whom the Company will pay the principal of those Securities of this series.

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the Securities of this series as described above, Holders of the Securities of this series will have the right to require the Company to repurchase all or any part (equal to $2,000 principal amount or in integral multiples of $1,000 in excess thereof) of the Securities of this series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount of Securities of this series repurchased plus accrued and unpaid interest, if any, on the Securities of this series repurchased, to the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control (as defined below) but after the public announcement of the Change of Control, the Company will be required to mail a notice to Holders of Securities of this series describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Securities of this series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Securities and described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Securities of this series, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Securities of this series by virtue of such conflict and compliance with laws.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

(i)	accept for payment all Securities of this series or portions of Securities of this series properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities of this series or portions of Securities of this series properly tendered; and

(iii)

deliver or cause to be delivered to the Trustee the Securities of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities of this series or portions of Securities of this series being purchased.

The Paying Agent will promptly pay, from funds deposited by the Company for such purpose, to each Holder of Securities of this series properly tendered the Change of Control Payment in respect of such Securities of this series, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security of this series equal in principal amount to any unpurchased portion of any Securities of this series surrendered. No Securities of this series of a principal amount of $2,000 or less shall be repurchased in part.

The Company will not be required to make a Change of Control Offer if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company and such third party purchases all Securities of this series properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Securities of this series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

For purposes of determining the circumstances under which the Company shall be required to repurchase Securities of this series at the option of Holders upon a Change of Control, the following terms shall have the meanings set forth next to each of them below:

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock (as defined below) measured by voting power rather than number of shares; or

(3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors (as defined below).

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) pursuant to such transaction, the Company becomes a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the Securities of this series and (2)(A) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event (as defined below). Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, members of the Company’s Board of Directors who (1) were members of such Board of Directors on the date of the issuance of the Securities of this series or (2) were nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (1) or (2) of this definition who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings, Inc.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s (as defined below) and equal to or higher than BBB- (or the equivalent) by S&P (as defined below) and Fitch (or, in each case, if such rating agency ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons considered outside of the Company’s control, the equivalent investment grade credit rating from any rating agency selected by the Company as a replacement rating agency as set forth in the definition of “Rating Agencies” below).

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if Fitch, Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Rating Event” means the Securities of this series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which 60-day period shall be extended so long as the rating of the Securities of this series is under publicly announced consideration for possible downgrade below investment grade by any of the Rating Agencies); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth and set forth herein, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations (including, if this Security is a Global Security, certain additional limitations) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Assignment

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address

Including Postal Zip Code of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

__________________________________________________________________________________________________

to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.